EXHIBIT 99.1

EARNINGS RELEASE
Contact:

Kelly Loeffler, VP, Investor and Public Relations	Ellen Resnick
IntercontinentalExchange	Crystal Clear Communications
770-857-4726	773-929-9292 (o); 312-399-9295 (c)
kelly.loeffler@theice.com	eresnick@crystalclearPR.com
IntercontinentalExchange, Inc. Reports Second Quarter Diluted EPS of $0.52,
Revenue Increase of 96%
Record Quarter for Revenue, Net Income, Operating Margin and Trading Volume
ATLANTA, GA (July 26, 2006) —IntercontinentalExchange (NYSE: ICE) today reported record results for the second quarter of 2006 for consolidated revenues, operating margin and net income. Second quarter 2006 consolidated revenues rose to $73.6 million, an increase of 96.1% compared to the second quarter of 2005, and up 46.4% when compared to consolidated revenues in the first quarter of 2006. For the three months ending June 30, 2006, consolidated net income totaled $31.0 million. Consolidated operating income rose to $47.4 million, resulting in a 64.4% operating margin. Diluted earnings per share were $0.52 in the second quarter.
The record financial results were driven primarily by record-level trading volume in the futures and over-the-counter (OTC) segments, as well as increases in revenues derived from the company’s market data segment.
Average daily volume (ADV) for ICE Futures, the company’s futures business segment, in the second quarter of 2006 rose 113.2% to 333,668 contracts, compared to 156,481 contracts per day in the second quarter of 2005. Average daily commissions for ICE’s OTC segment for the second quarter were $526,824, an increase of 79.6% compared to $293,277 in the second quarter of 2005. Average daily commissions reflect daily trading activity in the company’s OTC markets.
“In striving to serve the risk management needs of the global energy community, we have established a leading-edge business that produces value for customers and shareholders. We’re pleased that ICE’s continued growth during the second quarter produced these record results,” said ICE Chairman and CEO Jeffrey C. Sprecher. “Also during the quarter, we implemented significant enhancements to our trading platform, making it one of the leading platforms for derivatives trading today. At the same time, we continued to attract new customers, as well as introduce new products and expand into new trading jurisdictions to enhance our global energy footprint.”
Sprecher added: “Our continued innovation in the energy markets is demonstrated by the success of the ICE WTI Crude futures contract since its introduction in February. Following the electronic transition of the ICE Brent Crude futures contract last year, ICE Futures responded to significant demand for an electronically traded, cash-settled WTI contract. By leveraging our product development capabilities to fill this need, we’ve created a complementary contract to serve the rapidly growing energy markets. Together, our Brent and WTI crude futures contracts are attracting liquidity from a range of participants, including primarily commercial market participants. We remain dedicated to being a leader in product innovation, technology and service.”
Second-Quarter Results
In the second quarter of 2006, ICE’s consolidated revenues totaled $73.6 million, an increase of 96.1% compared to $37.5 million in consolidated revenues in the second quarter of 2005. Consolidated transaction fee revenues totaled $63.7 million, an increase of 92.7% compared to $33.0 million in the second quarter of 2005. Transaction fees accounted for 86.5% of consolidated revenues. Consolidated market data fees rose 154.9% to $8.8 million over consolidated market data revenues of $3.5 million in the second quarter of 2005 following a restructuring of ICE’s market data products and pricing policies.
In the second quarter of 2006, consolidated transaction fee revenues in ICE’s OTC business segment increased 77.9% to $34.1 million compared to $19.2 million in the same period in 2005. Contract volume in ICE’s cleared OTC markets increased 129.2% to a record 24.1 million contracts in the second quarter of 2006, compared to 10.5 million contracts in the same period of 2005. ICE introduced 43 new cleared OTC contracts in the first half of 2006 and an additional 13 cleared contracts were introduced in July, bringing ICE’s total cleared contracts to over 80 contracts. The OTC business segment accounted for 53.5% of second quarter 2006 consolidated transaction fee revenues.
Transaction fee revenues at ICE Futures totaled $29.6 million, an increase of 113.2% compared to $13.9 million in the second quarter in 2005. Growth in transaction fee revenues was driven by new contracts and new participants in ICE Futures’ regulated markets. ICE Futures transitioned pricing on its electronically traded crude and refined products from U.K. pounds sterling (£0.35 per side) to U.S. dollars ($0.70 per side) at the beginning of the second quarter of 2006, representing a commission increase of 7.9% when compared to the average U.K. pounds sterling to U.S. dollar exchange rate of 1.8536 during the second quarter of 2005. The futures business segment accounted for 46.5% of consolidated transaction fee revenues.
Consolidated operating expenses during the second quarter of 2006 decreased 33.7% to $26.2 million compared to $39.5 million for the second quarter of 2005. Second quarter 2005 results included $4.8 million of expenses associated with the April closing of ICE Futures’ open-outcry trading floor and $15.0 million in legal settlement costs. Excluding these two operating expenses, adjusted operating expenses, a non-GAAP measure, were $19.7 million during the second quarter of 2005. Operating expenses for the quarter ended June 30, 2006 increased 32.9% over the adjusted operating expenses of the prior period. The increase in second quarter 2006 operating expenses resulted primarily from non-cash compensation costs relating to ICE’s adoption of SFAS 123(R) as of January 1, 2006. Stock-based non-cash compensation expense increased to $2.6 million in the second quarter of 2006 compared to $0.4 million in the same period of 2005. In addition, the significant increase in trading volume in the second quarter of 2006 resulted in increased royalty payments and contract volume accruals for the Wagner patent relating to electronically traded U.S. futures contracts. These royalty payments and accruals totaled $2.2 million compared to $0.3 million in the second quarter of 2005, and represented the primary driver of increased selling, general and administrative expenses during the second quarter of 2006. The Wagner patent will expire in February 2007.
Second quarter 2006 consolidated operating income was $47.4 million compared to an operating loss of $2.0 million in the second quarter of 2005, and produced an operating margin of 64.4% for the second quarter of 2006. Excluding the floor closure costs and settlement expense incurred in the prior year’s second quarter described above, adjusted operating income, a non-GAAP measure, during the second quarter of 2005 was $17.8 million.
Consolidated net income in the second quarter of 2006 was $31.0 million as compared to a net loss of $0.1 million for the second quarter of 2005. Diluted earnings per share were $0.52 in the second quarter of 2006 compared to a loss per share of $0.13 for the same period in the prior year. Excluding the floor closure costs and settlement expense described above and including the redemption adjustments to the redeemable stock put described below, adjusted net income available to common shareholders, a non-GAAP measure, in the second quarter of 2005 was $12.6 million and adjusted diluted earnings per share were $0.24. Net income for the second quarter of 2006 increased 146.7% over the adjusted net income of the prior period and the second quarter of 2006 diluted earnings per share increased 116.7% over the adjusted diluted earnings per share, a non-GAAP measure, of the prior period.
Consolidated cash flows from operations were $21.6 million in the second quarter of 2006, up 173.1% from $7.9 million in the same period in the prior year. Capital expenditures in the second quarter of 2006 totaled $2.5 million compared to $0.6 million in the same period of 2005. The increase in capital expenditures relates primarily to hardware purchases to enhance ICE’s electronic trading platform. Capitalized software development costs totaled $1.8 million in the second quarter of 2006, compared to $1.2 million in the second quarter of 2005. Unrestricted cash and investments were $188.6 million as of June 30, 2006 compared to $133.5 million as of December 31, 2005. As of June 30, 2006, the company had no outstanding debt.
Earnings Conference Call Information
ICE will hold a conference call today, July 26, at 8:30 AM ET to present its second quarter results. The call will be broadcast live over the Internet via the Investor Resources page on the company’s website at www.theice.com. A brief slideshow will be available on the website in conjunction with the earnings call. The call will be temporarily archived on the company’s website at www.theice.com. Historical futures volume and OTC commission data can be found at: https://www.theice.com/marketdata/recordsAndVolumes/volumes2006.jsp
Use of Non-GAAP Financial Measures
The company provides adjusted total operating expenses, adjusted operating income, adjusted net income, adjusted net income available to common shareholders and adjusted diluted earnings per common share as additional information regarding its operating results. Management uses these non-GAAP measures internally to evaluate its performance and in making financial and operational decisions. The company believes that the presentation of these measures provides investors with greater transparency and supplemental data relating to its financial condition and results of operations. In addition, the company believes the presentation of these measures is useful for period-to-period comparison of results because the floor closure costs and the settlement expense described below do not reflect historical operating performance. While adjustments to the redeemable stock put described below have been recorded in prior years, they were recorded while the redeemable stock put remained outstanding. The redeemable stock put was terminated in November 2005. These measures are not in accordance with, or an alternative to, GAAP, and may be different from non-GAAP measures used by other companies. Investors should not rely on any single financial measure when evaluating the company’s business.
Adjusted Total Operating Expenses
Adjusted total operating expenses is calculated by subtracting floor closure costs and settlement expense from total operating expenses. The company does not believe these items are representative of its future operating performance since both costs were incurred for specific reasons outside of historical operations. The floor closure costs were a nonrecurring expense as the company no longer maintains an open-outcry trading floor due to its full transition to electronic futures trading in April 2005. The company also views the settlement expense as not representative of historical operating performance because the company has not incurred a similar expense within the prior two years and does not expect it to recur within the next two years.
Adjusted Operating Income
Adjusted operating income is calculated by adding operating loss, the floor closure costs and settlement expense. As discussed above, the company does not believe these items are representative of its future operating performance.
Adjusted Net Income
Adjusted net income is calculated by adding net loss, the floor closure costs and settlement expense, presented net of tax. As discussed above, the company does not believe these items are representative of its future operating performance.
Adjusted Diluted Earnings per Common Share on Adjusted Net Income Available to Common Shareholders
Adjusted diluted earnings per common share are calculated as adjusted net income available to common shareholders divided by the weighted average diluted common shares outstanding. These calculations exclude the floor closure costs and settlement expense, presented net of tax. These calculations also exclude the redemption adjustments relating to the redeemable stock put, which are used to determine the net income available to common shareholders. While the redemption adjustments to retained earnings have been recorded in prior periods, no further adjustments have been or will be recorded following the termination of the redeemable stock put in connection with the company’s initial public offering (IPO) on November 21, 2005. As a result, the company believes that it is appropriate to exclude this non-cash item to provide shareholders with an adjusted earnings per share calculation. The company has no plans to issue a redeemable stock put in the future.
In connection with the company’s IPO, Continental Power Exchange, Inc. (CPEX), the company’s predecessor company, and the company agreed to terminate a redeemable stock put granting CPEX the right to require the company to repurchase CPEX’s shares of company stock in certain circumstances. The redeemable stock put represented a potential cash redemption obligation of the company. The company granted the redeemable stock put option to CPEX in connection with the company’s formation. Jeffrey C. Sprecher, ICE Chairman and Chief Executive Officer, owns 92.5% of the equity interest in CPEX and holds an irrevocable proxy enabling him to vote the remaining 7.5%. The redeemable stock put would have required the company, under certain circumstances, to purchase CPEX’s equity interest in the business at a purchase price equal to the greater of the fair market value of the equity interest or $5 million. The company initially recorded the redeemable stock put at the minimum $5 million redemption threshold and adjusted the redeemable stock put to its redemption amount at each subsequent balance sheet date. Adjustments to the redemption amount were recorded to retained earnings or, in the absence of positive retained earnings, additional paid-in capital. The adjustments were a non-cash item that did not affect net income, but impacted net income available to common shareholders, which was used in the calculation of earnings per common share as required under GAAP. In October 2005, the company entered into an agreement with CPEX to cancel the redeemable stock put upon the closing of the IPO. Additional information regarding the cancellation of the redeemable stock put, including the company’s grant of registration rights to CPEX, is available in Note 10 of the company’s Notes to Consolidated Financial Statements in its Annual Report on form 10-K for the fiscal year ended December 31, 2005 as filed with the Securities and Exchange Commission. The company increased the value of the redeemable stock put by $6.6 million during the three months ended June 30, 2005 resulting from an increase in the estimated fair value of the company’s common stock from $8.00 per share as of March 31, 2005 to $11.00 per share as of June 30, 2005.
The following table reconciles (i) total operating expenses to adjusted total operating expenses, (ii) operating loss to adjusted operating income, (iii) net loss to adjusted net income, and (iv) net loss available to common shareholders to adjusted net income available to common shareholders, for the three months ended June 30, 2005.

Three Months Ended
June 30, 2005
(in thousands, except
per share amounts)
Total operating expenses	$39,503
Less: Floor closure costs	(4,814)
Less: Settlement expense	(15,000)

Adjusted total operating expenses	$19,689

Operating loss	$(1,973)
Add: Floor closure costs	4,814
Add: Settlement expense	15,000

Adjusted operating income	$17,841

Three Months
Ended June 30, 2005
(in thousands, except
per share amounts)
Net loss	$(141)
Add: Floor closure costs	4,814
Add: Settlement expense	15,000
Less: Effective tax rate benefit of floor closure costs and settlement expense	(7,119)

Adjusted net income	$12,554

Net loss available to common shareholders	$(6,735)
Add: Floor closure costs	4,814
Add: Settlement expense	15,000
Add: Redemption adjustments to redeemable stock put	6,594
Less: Effective tax rate benefit of floor closure costs and settlement expense	(7,119)

Adjusted net income available to common shareholders.	$12,554

Adjusted diluted earnings per common share on adjusted net income available to common shareholders.	$0.24

Weighted average diluted common shares outstanding	53,080

About IntercontinentalExchange
IntercontinentalExchange® (NYSE: ICE) operates the leading global, electronic marketplace for trading both futures and OTC energy contracts. ICE offers a range of contracts based on crude oil and refined products, natural gas, power and emissions. ICE conducts its futures markets through its regulated London-based subsidiary, ICE Futures, Europe’s leading energy exchange. ICE Futures offers liquid markets in the world’s leading oil benchmarks: Brent Crude futures and West Texas Intermediate (WTI) Crude futures, as well as the leading heating oil futures contract by traded volume. ICE introduced the concept of cleared OTC energy contracts and today offers the most liquid and transparent electronic OTC market in North America. ICE also offers a range of risk management and trading support services, including customized energy market data offerings through its ICE Data business unit and electronic trade confirmations. ICE was added to the Russell 1000® Index on June 30, 2006. Headquartered in Atlanta, ICE also has offices in Calgary, Chicago, Houston, London, New York and Singapore, with regional telecommunications hubs in Chicago, New York, London and Singapore. For more information, please visit www.theice.com.
Forward-Looking Statements
This press release may contain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements regarding IntercontinentalExchange’s business that are not historical facts are forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict. These statements are not guarantees of future performance and actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statement. The factors that might affect our business or performance, include, but are not limited to: our business environment; increasing competition; our ability to respond successfully to increasing competition; technological developments; adjustments to commission rates; expectations of various costs; our belief that cash flows will be sufficient to fund our working capital needs and capital expenditures at least through the end of 2007; our ability to increase the connectivity to our marketplace; expansion of our market data business; development of new products and services; pursuit of strategic acquisitions and alliances on a timely, cost-effective basis; maintaining existing market participants and attracting new ones; protection of our intellectual property rights and our ability to not violate the intellectual property rights of others; changes in domestic and foreign regulations or government policy; adverse litigation results; our belief in our electronic platform and disaster recovery system technologies and the ability to gain access to comparable products and services if our key technology contracts were terminated. For a discussion of certain risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements see our filings with the Securities and Exchange Commission, including those set forth in Item 1(A) under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and our Registration Statement on Form S-1 (Reg. No. 333-135060). These filings are also available in the Investor Resources section of our website. All forward-looking statements in this press release are based on information known to us on the date hereof, and we undertake no obligation to publicly update any forward-looking statements.

Consolidated Unaudited Financial Statements
INTERCONTINENTALEXCHANGE, INC.
AND SUBSIDIARIES
CONSOLIDATED UNAUDITED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months
	Ended June 30,
	2006	2005
Revenues:
Transaction fees, net	$63,657	$33,035
Market data fees	8,819	3,460
Other	1,115	1,035

Total revenues	73,591	37,530

Operating expenses:
Compensation and benefits	11,932	8,513
Professional services	3,235	2,551
Selling, general and administrative	7,699	4,828
Floor closure costs	—	4,814
Settlement expense	—	15,000
Depreciation and amortization	3,309	3,797

Total operating expenses	26,175	39,503

Operating income (loss)	47,416	(1,973)

Other income (expense):
Interest income	1,250	744
Interest expense	(57)	(152)
Other income (expense), net	(340)	581

Total other income, net	853	1,173

Income (loss) before income taxes	48,269	(800)
Income tax expense (benefit)	17,302	(659)

Net income (loss)	$30,967	$(141)

Redemption adjustment to redeemable put	—	(6,594)

Net income (loss) available to common shareholders	$30,967	$(6,735)

Earnings (loss) per common share:
Basic	$0.55	$(0.13)

Diluted	$0.52	$(0.13)

Weighted average common shares outstanding:
Basic	55,871	52,873

Diluted	59,209	52,873

INTERCONTINENTALEXCHANGE, INC.
AND SUBSIDIARIES
CONSOLIDATED UNAUDITED BALANCE SHEET
(IN THOUSANDS)

June 30,
2006
ASSETS
Current assets:
Cash and cash equivalents	$54,094
Restricted cash	14,178
Short-term investments	134,461
Customer accounts receivable:
Trade, net of allowance for doubtful accounts	25,801
Related-parties	3,803
Prepaid expenses and other current assets	10,096

Total current assets	242,433

Property and equipment, net	23,887

Other noncurrent assets:
Goodwill, net	79,574
Other intangible assets, net	1,618
Other noncurrent assets	2,708

Total other noncurrent assets	83,900

Total assets	$350,220

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,204
Accrued salaries and benefits	9,396
Accrued liabilities	7,177
Income taxes payable	4,997
Current deferred tax liability, net	957
Deferred revenue	1,961

Total current liabilities	25,692

Noncurrent liabilities:
Noncurrent deferred tax liability, net	6,484
Other noncurrent liabilities	1,401

Total noncurrent liabilities	7,885

Total liabilities	33,577

SHAREHOLDERS’ EQUITY:
Common stock	525
Class A common stock, Series 2	54
Treasury stock, at cost	(8,101)
Additional paid-in capital	197,555
Retained earnings	98,542
Accumulated other comprehensive income	28,068

Total shareholders’ equity	316,643

Total liabilities and shareholders’ equity	$350,220